Exhibit K.2 Common Equity Ratios


SEC 30% Test Capitalization ratios - NU Consolidated
As of September 30, 2001

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

                           per books      pro forma
Capitalization:
Common stock:               744,453        744,453
Capital surplus, paid-in    849,833        849,833
Deferred contribution plan -105,321       -105,321
Retained earnings           644,886        644,886
                           2,133,851      2,133,851

Preferred stock:
not subject to mandatory     116,200        116,200
  redemption
subject to mandatory
  redemption                       0              0

                             116,200        116,200

Debt:
Short-term                   436,500        436,500
Long-term                  1,930,619      1,930,619
Rate reduction bonds       2,118,400      2,118,400
                           4,485,519      4,485,519

Total Capitalization       6,735,570      6,735,570


                           per books      pro forma   difference
Capital Structure With
  Rate Reduction Bonds
Total Common Stockholder's
   Equity                    31.68%         31.68%       0.00%
Total Preferred Stock         1.73%          1.73%       0.00%
Total Debt                   66.59%         66.59%	      0.00%


Capital Structure With Rate
     Reduction Bonds
Total Common Stockholder's    46.22%        46.22%        0.00%
Total Preferred Stock          2.52%         2.52%        0.00%
Total Debt                    51.27%        51.27%        0.00%

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
SEC 30% Test Capitalization ratios - CL&P
As of September 30, 2001

                           per books      pro forma
Capitalization:
Common stock:               75,849         75,849
Capital surplus, paid-in   414,066        314,066
Dividend paid  100,000
Deferred contribution plan       0              0
Retained earnings           269,612       269,612
                            759,527       659,527

Preferred stock:
not subject to mandatory    116,200       116,200
   redemption
subject to mandatory
  redemption                      0             0
                            116,200       116,200

Debt:
Short-term                        0             0
Long-term                   823,207       823,207
Rate reduction bonds      1,438,400	    1,438,400
                          2,261,607     2,261,607

Total Capitalization      3,137,334     3,037,334
Cash                        161,200        61,200

                          per books      pro forma   difference
Capital Structure With
   Rate Reduction Bonds:
Total Common
   Stockholder's Equity    24.21%         21.71%        -2.50%
Total Preferred Stock       3.70%          3.83%         0.12%
Total Debt                 72.09%         74.46%	      2.37%

Capital Structure With Rate
  Reduction Bonds:
Total Common Stockholder's
   Equity                   44.71%        41.25%        -3.46%
Total Preferred Stock        6.84%         7.27%         0.43%
Total Debt                  48.45%        51.48%	      3.03%

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
SEC 30% Test Capitalization ratios - WMECO
As of September 30, 2001

                           per books      pro forma
Capitalization:
Common stock:               12,742        12,742
Capital surplus, paid-in    82,277        61,277
dividend paid     21,000
Deferred contribution plan       0             0
Retained earnings           61,921        61,921
                           156,940       135,940

Preferred stock:
not subject to mandatory
  redemption                     0             0
subject to mandatory
  redemption                     0             0
                                 0             0

Debt:
Short-term                  50,700        71,700
Long-term                  100,867       100,867
Rate reduction bonds       155,000       155,000
                           306,567       327,567

Total Capitalization       463,507       463,507
Cash                             0             0

                          per books       pro forma   difference
Capital Structure With
  Rate Reduction Bonds:
Total Common
   Stockholder's Equity      33.86%      29.33%         -4.53%
Total Preferred Stock         0.00%       0.00%          0.00%
Total Debt                   66.14%      70.67%          4.53%

Capital Structure Without
  Rate Reduction Bonds:
Total Common
  Stockholder's Equity       50.87%      44.06%	        -6.81%
Total Preferred Stock         0.00%       0.00%          0.00%
Total Debt                   49.13%      55.94%          6.81%

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